Exhibit 10.18

FORM OF SENIOR SECURED PROMISSORY NOTE

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

senior SECURED PROMISSORY NOTE

$____________________ March 28, 2024
__________, United States

For value received, HCW BIOLOGICS INC., a Delaware corporation (the “Company”), promises to pay to ____________________ (the “Holder”), the principal sum of __________________________ ($_________), or such lesser amount as is advanced by the Holder in connection with that certain Senior Secured Note Purchase Agreement, dated as of March 28, 2024, among the Company, the Holder and each of the other purchasers listed on Exhibit B attached thereto (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”). Interest shall accrue from the date of this Secured Promissory Note (this “Note”) on the unpaid principal amount then outstanding at a rate equal to nine percent (9%) per annum (the “Interest Rate”), computed as simple interest on the basis of a year of 365 days. This Note is subject to the following terms and conditions.

1.
Basic Terms.
(a)
Interest Payments; Maturity. Accrued interest on this Note shall be payable quarterly in arrears in U.S. dollars on the first business day of each fiscal quarter of the Company, beginning on July 1, 2024. Principal and any accrued but unpaid interest under this Note shall be due and payable on March 27, 2026 (the “Maturity Date”). Interest shall accrue on this Note and shall be due and payable with each installment of principal. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the occurrence and during the continuance of an Event of Default (as defined below).

(b)
Payment; Prepayment. All payments from the Company to Holder shall be made in U.S. dollars at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal. This Note may be prepaid in whole or in part at any time prior to the Maturity Date as provided in Sections 3 and 4 of the Note Purchase Agreement, as the case may be.

If the Company elects to redeem this Note pursuant to this Section 1(b), the Company shall give notice of such prepayment to Holder not less than ten (10) calendar days prior to the date fixed for prepayment, specifying (a) the date on which such prepayment is to be made, (b) the principal amount of the Note to be redeemed on such date, and (c) the applicable Premium Amount (as defined in the Note Purchase Agreement) to be made concurrently with the prepayment.

2.
Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.
3.
Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note, Holder represent that the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law in their jurisdiction (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.
4.
Security. The indebtedness evidenced by this Note shall be secured by a first priority security interest in the Company’s equity ownership interest in Wugen, Inc. (the “Pledged Shares”) in accordance with the provisions of a pledge agreement among the Company and the Holders in the form attached as Exhibit D to the Note Purchase Agreement (the “Pledge Agreement”), and subject to the conditions set forth in the Note Purchase Agreement.
5.
Events of Default. Upon the occurrence of any of the following events (each an “Event of Default”):
(a)
The Company fails to pay any principal or interest when due hereunder within thirty (30) calendar days of the date the same becomes due and payable;
(b)
The Company shall have failed to perform any non-monetary obligation set forth in this Note, the Note Purchase Agreement or the Pledge Agreement which by its nature cannot be cured, or the Company shall fail to perform any other non-monetary obligation set forth in this Note the Note Purchase Agreement or the Pledge Agreement where such failure continues for a period of thirty (30) calendar days after written notice thereof by the Holder to the Company; provided, however, that if the nature of Company’s failure is such that more than thirty (30) calendar days are required for its cure, the Company shall not be deemed to be in default if the Company commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion; or
(c)
The Company shall (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (ii) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any property thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty (30) calendar days; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if any such case or proceeding is not commenced by the Company, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for thirty (30) calendar days undismissed; or (v) take any action authorizing, or in furtherance of, any of the foregoing;

then the Company will inform Holder that it failed to cure the Event of Default within the cure period and will proceed to effect an in-kind distribution from the Collateral Agent of the Holder’s pro rata share of the Pledged Shares (as defined in the Pledge Agreement) in full satisfaction of the indebtedness evidenced by this Note, including any accrued and unpaid interest thereon.

Holder agrees to assume the transfer restrictions set forth in Section 3 of that certain Common Stock Issuance Agreement, dated December 24, 2020, as amended on July 9, 2021, by and between the Company and Wugen Inc., if such agreement is in effect at such time that there is a default event and Pledged Shares are distributed to Holder.

6.
Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all of the Holder’s costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.
7.
Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.
8.
Miscellaneous.
(a)
Governing Law. The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the Company and Holder shall be governed, construed and interpreted in accordance with the laws of the state of New York, without giving effect to principles of conflicts of law.
(b)
Entire Agreement. This Note constitutes the entire agreement and understanding between the Company and the Holder relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.
(c)
Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9(c) shall be binding upon the Company, the Holder and each transferee of this Note.
(d)
Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.
(e)
Notices. Any notice, demand or request required or permitted to be given under this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.
(f)
Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Senior Secured Promissory Note as of the date first set forth above.

the company:

HCW BIOLOGICS INC.

By:

(Signature)

Title:

Address:
2929 Commerce Parkway

Miramar, FL 33025
United States
Email:______________________________

AGREED TO AND ACCEPTED:

The holder:

(print name)

(Signature)

Address:
Email: